THE EXPLORATION COMPANY OF DELAWARE, INC.
500 North Loop 1604 East, Suite 250

	San Antonio, Texas 78232	For a print friendly version, click here.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 30, 2003

TO OUR SHAREHOLDERS:

          The Annual Meeting of Shareholders of The Exploration Company of Delaware, Inc. (the "Company"), will be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas on Friday, May 30, 2003, at 10:00 A.M. San Antonio time, for the following purposes:

1.	To elect 2 Class B directors to serve for three-year terms expiring in 2006;

2.	To consider a proposal to amend the Company's 1995 Flexible Incentive Plan to increase by 300,900 the maximum number of shares of Common Stock that may be issued with respect to awards under the Plan.

3.

To consider a proposal to amend the Company's 1995 Flexible Incentive Plan to provide for automatic adjustments to the number of shares authorized for issuance based upon the number of the then outstanding shares of the Company's stock.

4.

To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C., certified public accountants, as independent auditors of the Company and its subsidiaries for the calendar year ending December 31, 2003; and

5.	To transact any other business as properly may come before the meeting or any adjournment thereof.

          Only shareholders of record at the close of business on April 15, 2003 (the Record Date) are entitled to notice of and to vote at the meeting or any adjournment thereof. We hope you will be represented at the meeting whether or not you expect to be present in person. This year you again have three options in submitting your vote prior to the meeting date:

1.	Over the Internet, at the address shown on your proxy card. If you have access to the Internet, we encourage you to vote in this manner.

2.	By telephone through the Toll-Free number shown on your proxy card.

3.	By signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible.

          If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes. Please follow the directions on your proxy card carefully. Your vote is important and the Board of Directors of the Company appreciates your cooperation in promptly returning proxies.

          With this mailing, we are also offering you the option to receive future proxy materials via the Internet. You can sign up by following the simple instructions contained on the proxy card in this mailing. Receiving future Annual Reports and Proxy Statements through the Internet will be simpler for you, will save your company production and mailing expenses and is friendlier to the environment. We hope you will take advantage of this option.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Roberto R. Thomae

Chief Financial Officer Secretary and Treasurer Vice President-Finance

April 15, 2003

THE EXPLORATION COMPANY OF DELAWARE, INC.
500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 30, 2003

SOLICITATION AND REVOCABILITY OF PROXIES

          The enclosed proxy is solicited on behalf of the Board of Directors of The Exploration Company of Delaware, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") on May 30, 2003, at 10:00 A.M. San Antonio time to be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas, and at any adjournment thereof.

          The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy material to the beneficial owners. The Company has also engaged the firm of Georgeson Shareholder to assist in the distribution and solicitation of proxies in person or by use of telephone, facsimile, or other electronic means and estimates a cost of $5,000 for these services. Solicitations may further be made by officers, directors and regular employees of the Company, without additional compensation.

          Any shareholder giving a proxy for the Meeting has the power to revoke it at any time prior to its use at the meeting. You may do so by (a) signing another proxy with a later date and returning it to us prior to the meeting, (b) voting again by telephone or over the Internet prior to 12:01 A.M. EST on May 30, 2003 or (c) voting again at the meeting. The approximate date on which this Proxy Statement and the accompanying form of the proxy are first sent or given to security holders is April 15, 2003. In addition to this Proxy Statement, the Company is pleased to enclose a copy of its 2002 Annual Report for the year ended December 31, 2002.

PURPOSE OF MEETING

          At the Meeting, action will be taken: (1) to elect 2 Class B directors to hold office until 2006 or until their successors have been duly elected and qualified; (2) to consider and vote upon a proposal to amend the Company's 1995 Flexible Incentive Plan to increase by 300,900 to 2,000,900 the maximum number of shares of Common Stock that may be issued with respect to awards under the Plan; (3) to consider and vote upon a proposal to amend the Company's 1995 Flexible Incentive Plan to provide for automatic adjustments to the number of shares authorized for issuance based upon the number of the then outstanding shares of the Company's stock; and (4) to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. certified public accountants, as independent auditors of the Company and its subsidiaries for the calendar year ending December 31, 2003; and (5) to transact any other business that may properly come before the Meeting. The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

OUTSTANDING SHARES, QUORUM AND VOTING RIGHTS

          Only holders of record of Common Stock of the Company at the close of business on April 15, 2003 shall be entitled to notice of and to vote at the Meeting. As of the close of business on April 15, 2003, there were 20,009,716 shares of Common Stock outstanding and entitled to be voted. Each share outstanding entitles the holder thereof to one vote for each available position as director.

          One-half of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Meeting. However, if a quorum is not represented at the Meeting, the shareholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting.

          Each share of Common Stock may be voted to elect up to two individuals (the number of Class B directors to be elected) as directors of the Company. To be elected, each nominee must receive a plurality of all votes cast with respect to such position as director. It is intended that unless authorization to vote for one or more nominees for director is withheld, proxies will be voted for the election of all of the nominees named in this Proxy Statement.

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          Votes cast by proxy or in person will be counted by one or more persons appointed by the Company to act as inspectors (the "Election Inspectors") for the Meeting. The Election Inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and for determining the outcome of any matter submitted to the shareholders for a vote. Under Delaware law, in an election of directors, the candidate for each director's position having the highest number of votes cast in favor of his or her election is elected as director. As to the ratification of the Company's auditors, Delaware law provides that an action of shareholders is approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. Thus abstention and broker non-votes generally would have no effect on any vote.

          Broker non-votes occur when a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instruction from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The Election Inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the Proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though their shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

PROPOSAL I -- ELECTION OF DIRECTORS

          Effective in May 2000, the Board of Directors expanded the number of seats on the Board of Directors to six members. In the May 2001 Shareholders Meeting, a proposal was passed to amend the Company's Certificate of Incorporation establishing a classified board of directors. The classified board provisions divided the Board into three classes of directors, Classes A, B and C, with each class of equal number. Each class of Directors serves a three-year term in office, on a staggered basis. If any director resigns, dies or is otherwise unable to serve, the Board of Directors may fill the vacancy for the unexpired term. Each of the current nominees has consented to serve as a Class B director, and if elected, will serve until the annual meeting of shareholders in 2006. The proxies named in the accompanying proxy have been designated by the Board of Directors and they intend to vote for the following nominees for election as Class B directors, unless otherwise instructed in such proxy. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, the proxies named in the accompanying proxy intend to vote for the election of a substitute nominee of their selection.

          The following table sets forth for each Class B nominee for election as a director and the continuing Class A and Class C directors of the Company, his age, principal occupation, position with the Company and certain other information:

Age	Name and Principal Occupation	Dir Since

	NOMINEES FOR ELECTION:

73	Mr. Stephen M. Gose, Jr.- Class B	1984

Mr. Gose has served as Chairman of the Board of Directors of the Company since July 1984. He has been a member of the Compensation Committee since June 1997 and served as its Chairman through April 1998. Mr. Gose was a member of the Audit Committee from June 1997 through May 2001 and served as its Chairman from June 1997 through April 1998. He has been a member of the Nominations Committee since its inception in May 2001. Mr. Gose served as a Director of the Company's former subsidiary, ExproFuels, Inc. from 1994 through 1999. A geologist by training, Mr. Gose has been active for more than 47 years in exploration and development of oil and gas properties, in real estate development and in ranching through the operations of Retamco Operating, Inc., its predecessors and affiliates

57	Mr. Alan L. Edgar- Class B	2000

Alan L. Edgar has served as a Director of the Company since May 2000 and as a member of the Audit and Compensation Committees of the Board of Directors since that time. He has served as Chairman of the Compensation Committee since May 2001. Mr. Edgar has been a member of the Nominations Committee since its inception in May 2001. He has been involved in energy related investment banking and equity analysis for over 30 years. Since 1998, Mr. Edgar has served as President of Cochise Capital, Inc. a privately held Dallas, Texas based company specializing in exploration and production related mergers and acquisitions advisory and financing.

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	Mr. Alan L. Edgar- Class B - continued

Previous public company mergers and acquisitions, investment banking and energy financing experience includes serving as Managing Director and Co-Head of the Energy Group of Donaldson, Lufkin & Jenrette Securities, Inc., from 1990 to 1997, as Managing Director of the Energy Group of Prudential-Bache Capital Funding from 1987 to 1990 and as Corporate and Research Director of Schneider, Bernet & Hickman, Inc. (Thompson, McKinnon) from 1972 through 1986.

	CONTINUING DIRECTORS:

73	Mr. Robert L. Foree, Jr. - Class A	1997

Mr. Foree has served as an outside Director since May 1997 and as a member of the Audit and Compensation Committees of the Board of Directors since June 1997. He has been a member of the Nominations Committee and served as its chairman since its inception in May 2001. A geologist by training, he has been active for more than 47 years in the exploration and development of oil and gas properties. Since 1992, Mr. Foree has served as President of Foree Oil Company, a privately held Dallas, Texas based independent oil and gas exploration and production company.

47	Mr. Thomas H. Gose - Class A	1989

Mr. Gose has served as a Director of the Company since February 1989, as Secretary from 1992 through March 1997 and as Assistant Secretary since March 1997. He has been a member of the Audit and Nominations Committees since May 2001. During 2002 Mr. Gose resigned from the Audit Committee. He served as President and Director of the Company's former subsidiary, ExproFuels, Inc. from 1994 through 1999. Since October 2000 he has served as President of NEOgas, Ltd. a Houston based subsidiary of NEOppg International Ltd. NEOgas develops and markets technologies to transport and deliver compressed natural gas to markets with stranded gas production or stranded customer bases. Mr. Gose formerly served as Director, CEO and President of Retamco Operating, Inc. (a large shareholder of the Company), its predecessors and affiliates, from 1987 through 1998. Thomas H. Gose is the son of Stephen M. Gose, Jr.

59	Mr. Michael J. Pint - Class C	1997

Mr. Pint has served as a Director since May 1997. He has been a member of the Audit Committee of the Board of Directors since June 1997 and served as its Chairman since April 1998. Mr. Pint has been a member of the Compensation Committee since June 1997 and served as its Chairman from April 1998 through May 2001. He has been a member of the Nominations Committee since its inception in May 2001. Mr. Pint has 37 years banking experience, serving in the bank regulatory arena as well as in the capacity of chairman, president and director of 38 different banks and bank holding companies throughout the country. Since 1995, Mr. Pint has served as a Director of Valley Bancorp, Inc. and Valley Bank of Arizona, Inc. of Phoenix, Arizona. Previous bank regulatory and management positions include a four-year term as Commissioner of Banks of Minnesota and Chairman of the Minnesota Commerce Commission from 1979 to 1983 and Senior Vice-President and Chief Financial Officer of the Federal Reserve Bank of Minneapolis, Minnesota through 1983.

54	Mr. James E. Sigmon - Class C	1984

Mr. Sigmon has served as the Company's President and CEO since February 1985 and from July 1984 to October 1984. He has been a Director of the Company since July 1984. Mr. Sigmon also served as a Director of the Company's former subsidiary, ExproFuels, Inc. from 1994 through November 1998. As an engineer, Mr. Sigmon has been active for 31 years in the exploration and development of oil and gas properties. Prior to joining the Company, he served in the management of a private oil and gas exploration company active in drilling wells in South Texas.

None of the nominees for director or executive officers of the Company has a family relationship with any of the other nominees for director or executive officers except that Stephen M. Gose, Jr. is the father of Thomas H. Gose.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ABOVE

NOMINEES FOR ELECTION AS CLASS B DIRECTORS.

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CORPORATE GOVERNANCE

The Company has long believed that good corporate governance is important to assure that it is managed for the long-term benefit of its shareholders. The Board of Directors and Management are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. During the past year, the Board has been reviewing existing corporate governance policies and practices and comparing them to those suggested by various authorities in corporate governance and the practices of other public companies. It has specifically been reviewing the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the proposed new listing standards and rules of the Nasdaq Stock Market.

Many of the requirements of the Sarbanes-Oxley Act and the proposed Nasdaq rules are not yet effective as of the date of this proxy statement. Nevertheless, the Board of Directors has reaffirmed existing policies and initiated actions voluntarily adopting new policies consistent with many of the proposed new rules and listing standards. In particular, the Company has:

-	A majority of independent directors
-	Continued its longstanding practice of monthly board meetings
-	A compensation committee with a majority of independent directors
-	An audit committee consisting solely of independent directors
-	An audit committee chair qualifying as an "audit committee financial expert" under the new SEC rules
-	Published its formal audit committee charter in a previous proxy on April 16, 2001
-	Empowered audit committee to engage independent auditors and other outside advisors
-	Provided routine access by audit committee to independent auditors, legal counsel and all management and employee levels
-	Established regular practice of executive sessions exclusively of independent directors
-	Adopted a formal code of ethical conduct for senior officers and financial managers
-	Adopted a formal whistleblower protection policy
-	Adopted a formal complaint handling policy regarding accounting practices
-	Expanded disclosures regarding critical accounting policies
-	No history of personal loans to executive officers and directors

More information about the Company's Corporate Governance practices and procedures will be available on the Company's website at www.txco.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          The Board of Directors of the Company held a total of 11 meetings during the calendar year ended December 31, 2002 and committees of the Board held meetings as follows: Audit Committee (four times), Compensation Committee (two times), Nominating Committee (did not meet). All directors attended at least 88% of the regular meetings of the Board and Board committees of which they are members during the calendar year.

          The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominations Committee. The Audit and Compensation Committees were established in May 1997. Members of the Audit Committee are all outside directors and the Compensation Committee has a majority of outside directors. The functions of the Audit Committee, which is chaired by Michael J. Pint and includes Robert L. Foree, Jr. and Alan L. Edgar as members, are to make recommendations to the Board regarding the engagement of the Company's independent accountants and to review with management and the independent accountants the Company's internal controls, financial statements, basic accounting and financial policies and practices, audit scope and competency of accounting personnel. The Audit Committee held four meetings during 2002. Thomas H. Gose resigned from the Audit Committee during 2002.

          The functions of the Compensation Committee, chaired by Alan L. Edgar since May 2001, with Robert L. Foree, Jr., Michael J. Pint and Stephen M. Gose, Jr. as members, are to review and approve the compensation, stock options and employment benefits of all officers of the Company, to administer the Company's 1995 Flexible Incentive Plan, to fix the terms of other employee benefit arrangements and to make awards under such arrangements. The Compensation Committee held two meetings during 2002. None of the individuals serving on the Compensation Committee was an officer or employee of the Company during 2002, and all were independent directors within the meaning of the Securities Exchange Act of 1934 (the '34 Act) and its regulations. There were no interlocks within the meaning of the '34 Act.

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          The Board established a Nominating Committee in May 2001. The committee is chaired by Robert L. Foree, Jr. and includes Stephen M. Gose, Jr., Michael J. Pint, Thomas H. Gose and Alan L. Edgar, all being independent directors within the meaning of the '34 Act. The function of the Nominating Committee is to evaluate the performance of incumbent directors and to make recommendations to the board and shareholders concerning director nominees. The committee will consider timely shareholder nominations for directors. Any such nomination, together with a written statement of the nominee's qualifications and consent to be considered as a nominee and to serve if elected, should be mailed to the Secretary of the Company no later than December 31, 2003, to be included in the proxy statement in connection with next year's Annual Meeting of Shareholders. The nomination should set forth as to each nominee whom the shareholder proposes to nominate for election or re-election as director the following:

a.	the name, age, business and residence addresses of the nominee;
b.	the principal occupation or employment of the nominee;
c.	the number of shares of common stock beneficially owned by the nominee; and
d.	any other information concerning the nominee that would be required to appear in a proxy statement for the election of such nominee under the rules of the SEC.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee of the Board of Directors has furnished the following report:  The Company's Board of Directors adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the 2001 proxy statement. The Audit Committee charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Board has determined that each member of the Committee is "independent" as defined in Rule 4200 (a) (15) of the NASD listing standards.

          As noted in the Committee's charter, the Company's management is responsible for preparing the Company's financial statements. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

          The Committee has reviewed and discussed the audited financial statements with management. The Committee has discussed with the independent auditors, Akin, Doherty, Klein & Feuge, P.C., the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees and No. 90, Audit Committee Communications.

          The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of non-audit services with the auditors' independence, and has discussed with the auditors the auditor's independence. Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for 2002 for filing with the SEC. This report has been submitted by the members of The Exploration Company Audit Committee for 2002:

Michael J. Pint, Robert L. Foree, Jr., Alan L. Edgar

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the '34 Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

Auditor Independence

          The Board has, in accordance with the recommendation of its Audit Committee, chosen the firm of Akin, Doherty, Klein & Feuge, P.C. ("Akin Doherty") as independent auditors for the Company. Representatives of Akin Doherty are expected to be present, and be available to respond to appropriate questions, at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.

Audit Fees: Akin Doherty's fees, paid during 2002, for our 2001 annual audit and review of 2002 interim financial statements were $55,150.

All Other Fees: Akin Doherty's fees for all other professional services rendered during 2002 were $9,385 and consisted primarily of tax advisory and return preparation services. No professional services were rendered in 2002 with respect to financial information systems design and implementation fees.

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COMPENSATION OF DIRECTORS

          Members of the Board of Directors who serve as Executive Officers of the Company are not compensated for any services provided as a Director. Outside (non-employee) Directors of the Company receive an annual retainer fee of $10,000 and are paid a fee of $1,000 plus reimbursement of related travel expenses for each board meeting attended. Beginning in 1997, upon assuming Director status, new outside directors have been awarded 10 year options ("Directors Options") for the purchase of 75,000 shares of Company common stock at 110% of the stock's market value on the date of grant, with such options vesting equally over their first three years of service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following tables set forth the beneficial ownership of the Company's Common Stock, its only outstanding class of equity security as of March 24, 2003 of certain beneficial owners and management. Each of the persons or entities listed has sole voting power and sole investment power with respect to the shares listed opposite his or its name.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table sets forth information concerning all persons known to the Company to beneficially own five percent (5%) or more of its common stock as of March 24, 2003, including information filed pursuant to Rule 13d filings made available to the Company during the year.

	Name and Address of Beneficial Owner		Number of Shares Beneficially Owned	Percent Owned

	Stephen M. Gose, Jr. HCR Box 1010 Hwy 212 Roberts, Montana 59070	(1)	1,517,877	7.57%

	Thomas H. Gose 517 Morningside San Antonio, TX 78209		824,601	4.11%

	Tahoe Invest Innere Guterstrasse 4 6304 Zug Switzerland		1,200,000	6.00%

(1)	Please see related footnotes for each respective beneficial owner presented in the Security Ownership of Management table on the following page.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth the number of shares of common stock beneficially owned as of March 24, 2003 by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Information provided is based on Forms 3, 4, 5, stock records of the Company and the Company's transfer agent.

	Name		Percent Beneficially Owned	Owned (1)

	Stephen M. Gose, Jr.	(3) (7)	1,517,877	7.57%
	Thomas H. Gose	(7) (8)	824,601	4.11%
	James E. Sigmon	(2)	774,400	3.74%
	Michael Pint	(4)	325,000	1.62%
	Alan L. Edgar	(5)	278,433	1.38%
	Robert L. Foree, Jr.	(4)	99,100.49%
	Roberto R. Thomae	(6)	150,000.74%
	All Directors and Executive Officers as a group		4,006,911	18.78%

(1)	Except as otherwise noted, the Company believes that each named individual has sole voting and investment power over the shares beneficially owned.
(2)

The number of shares beneficially owned by Mr. Sigmon includes 74,400 shares owned directly and 700,000 shares of the Company's Common Stock reserved for issuance through options issued under the Company's 1995 Flexible Incentive Plan.

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(3)	The number of shares beneficially owned by Mr. Stephen M. Gose, Jr. include his 100% interest, shared equally with his spouse, in 1,467,877 shares owned by Retamco Operating, Inc.
(4)

The number of shares beneficially owned by Mr. Pint and Mr. Foree each includes 75,000 shares of the Company's Common Stock reserved for issuance under non-qualified options issued to outside directors of the Company exercisable at March 24, 2003 plus 250,000 and 24,100 respectively, of directly owned shares.

(5)

The number of shares beneficially owned by Mr. Edgar includes: 95,100 shares owned directly; 133,333 shares of the Company's Common Stock reserved for issuance under five year warrants, granted in February 2000, for services rendered prior to his election as a director: and 50,000 shares reserved for issuance under non-qualified options issued to outside directors of the Company exercisable at March 24, 2003.

(6)

The number of shares beneficially owned by Mr. Thomae includes 150,000 shares of the Company's Common Stock reserved for issuance through options issued under the Company's 1995 Flexible Incentive Plan.

(7)

The number of shares beneficially owned by Mr. Stephen M. Gose, Jr. and Mr. Thomas H. Gose each includes 50,000 shares of the Company's common stock reserved for issuance under non-qualified options issued to outside directors of the Company exercisable at March 24, 2003.

(8)	The number of shares beneficially owned by Mr. Thomas H. Gose includes 774,601 shares owned directly.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

          Section 16(a) of the '34 Act requires that the Company's directors, executive officers, and persons who own more than ten percent (10%) of the Common Stock file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission ("SEC"). Officers, directors, and stockholders who own more than ten percent (10%) of the Common Stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file. The company is required to report in this Proxy Statement any failure of its directors and officers and beneficial owners of more than ten percent (10%) of the Company's common stock to file by the relevant due date any of these reports during the Company's fiscal year. To the Company's knowledge, based on a review of such available reports, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors, and ten percent (10%) stockholders during 2002 were complied with.

EXECUTIVE OFFICERS

          The Executive Officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board at its first meeting following the Annual Meeting of Shareholders. The following table sets forth the names and ages of the Executive Officers of the Company and all positions held with the Company.

	Name		Age	Title

	James E. Sigmon	(1)	54	President and Chief Executive Officer Director

	Roberto R. Thomae	(2)	52	Chief Financial Officer Secretary/Treasurer, Vice-President-Finance

	Richard A. Sartor	(3)	50	Controller

(1)

Mr. Sigmon has served as the Company's President since February 1985 and from July 1984 to October 1984. He has been a Director of the Company since July 1984. Mr. Sigmon also served as a Director of the Company's former subsidiary, ExproFuels, Inc. from 1994 through November 1998. As an engineer, Mr. Sigmon has been active for 31 years in the exploration and development of oil and gas properties. Prior to joining the Company, he served in the management of a private oil and gas exploration company active in drilling wells in South Texas. He received a Bachelor of Science in Electrical Engineering degree from the University of Texas at Arlington in 1971.

(2)

Mr. Thomae has served as Secretary/Treasurer of the Company since March 1997 and Chief Financial Officer and Vice President-Finance since September 1996. From September 1995 through September 1996 he was a consultant to the Company in a financial management capacity. From 1989 through 1995 Mr. Thomae was self-employed as a management consultant primarily involved in the development of domestic and international oil and gas exploration projects and the marketing of refined products. He received a Bachelor of Business Administration degree in accounting, with honors, from the University of Texas at Austin in 1974.

(3)

Mr. Sartor has served as Controller of the Company since April 1997. A Certified Public Accountant since 1980, Mr. Sartor operated a private practice from 1989 through March 1997. Mr. Sartor received a Master of Business Administration degree from the University of Texas at San Antonio in 1990 and a Bachelor of Business Administration degree from the University of Texas at Austin in 1974.

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EXECUTIVE COMPENSATION

Report of the Compensation Committee and the Board of Directors

          The following report of the Board of Directors and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Board Compensation Report on Executive Compensation

          The Compensation Committee of the Board of Directors reviews and approves the payment of compensation to all employees of the Company or its subsidiaries. The Committee was expanded to four members, all being outside directors, with the May 2000 appointment of Alan L. Edgar. In addition, the Committee approves all incentive compensation plans including, without limitation, bonus plans, stock option plans and key employee compensation agreements. The Committee administers stock options granted under the 1995 Flexible Incentive Plan. The executive compensation policies and practices are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals. Compensation of the executive officers of the Company is primarily comprised of base salary, long-term equity incentives, and miscellaneous other fringe benefits.

Compensation Philosophy and Objectives

          Base Salary: The base salaries of the executive officers are established at levels deemed appropriate to attract and retain qualified executives who are instrumental in helping the Company achieve its business objectives. In establishing salaries, the Compensation Committee considers the recommendations of management, the amount and degree of responsibilities of the executive officers, the salaries of others similarly situated within the Company, the recent performance in the executive's areas of responsibility, and any changes in the cost-of-living. The Company also considers the competitiveness of the entire compensation package in determining the level of salaries. The salaries of the executive officers are reviewed annually and reflect the performances of the past year. As a result, the salaries received in 2002 reflected the individual performances in 2001 for officers with the Company during that year.

          Stock Option Plan: The 1995 Flexible Incentive Plan was designed to align the long-term interests of key employees with shareholders. The Plan currently sets aside 1,700,000 shares, respectively, of the Company's Common Stock to be available to be offered to employees of the Company as a long-term incentive. The exercise price of such options may not be less than 100% of the fair market value per share of the Common Stock on the date of the grant. The number of options granted to any individual is dependent on the individuals' level of responsibility and ability to influence the performance of the Company. The Compensation Committee administers the 1995 Flexible Incentive Plan.

          Fringe Benefits: From time to time, the Company makes available to key employees and executives certain other fringe benefits. The Company may provide club memberships, tickets to sporting or cultural events, tickets to community events, etc. To the extent that such items are taxable to the individual they are considered to be part of the individual's compensation package.

Executive Compensation

          In March, 2001, the compensation of Mr. James E. Sigmon, the Chief Executive Officer ("CEO"), was increased to $210,000 per year from the previous $175,000 per year subject to terms specified in an employment agreement with the Company, as amended in 1994. The Compensation Committee evaluates the CEO's contribution to the Company's long-term financial and non-financial objectives. In addition, the Committee evaluates the performance of the CEO based upon a variety of factors including the Company's earnings per share, enhancement of asset values and quality and the extent to which business plan goals are met or exceeded. The Committee does not assign relative weights to any of the foregoing factors, but instead makes a subjective determination based upon a consideration of all such factors. During 1998, the CEO was awarded non-qualified incentive stock options to purchase 600,000 shares at 110% of current market price at date of grant, under the terms of the 1995 Flexible Incentive Plan. The stock options vest and are exercisable in specified amounts upon the Company's common stock attaining the following price levels: 200,000 shares at $5.00, 100,000 shares at $7.50,

100,000 shares at $10.00, 100,000 shares at $12.50 and 100,000 shares at $15.00. During 2002, the $5.00 AND $7.50 levels were achieved and those shares vested and became exercisable. During 1996, The Board of Directors granted to the CEO a one percent (1%) overriding royalty interest, effective September 1, 1996, under all oil and gas leases that the Company has acquired or acquires while the CEO continues to serve in that capacity, proportionately reduced to the Company's interest in such leases.

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          In summary, based on the performance of the Company during the past several years, and in light of their efforts put forth directing the Company, the Compensation Committee and the Board have determined that the compensation paid to the CEO, as described in the Summary Compensation Table below, as well as compensation paid to other Company officers, serve the best interests of the Company's Shareholders and continue to emphasize programs that they believe positively affect Shareholder value. This report is submitted by:

The Exploration Company Compensation Committee 2002 Members
Michael J. Pint, Stephen M. Gose, Jr., Robert L. Foree, Jr., Alan L. Edgar.

The Exploration Company Board of Directors 2002 Members
Stephen M. Gose, Jr., James E. Sigmon, Michael J. Pint, Robert L. Foree, Jr., Alan L. Edgar, Thomas H. Gose.

          Comparative Performance Graph. The following graph compares the performance of the Company's common stock for the five-year period commencing December 31, 1997 to (i) the NASDAQ market composite index ("NASDAQ-US") and (ii) NASDAQ exploration and production companies comprised of approximately 31 active companies which trade on either the NASDAQ National Market System or the NASDAQ Small-Cap Market. The graph assumes that a $100 investment was made in the Company's common stock and each index on December 31, 1997, and that all dividends were reinvested. Also included are the respective investment returns based upon the stock and index values as of the end of each year during such five-year period. The information was provided by the Center for Research in Security Prices ("CRSP") of The University of Chicago Graduate School of Business. The index of exploration and production companies used includes all available NASDAQ stocks under SIC codes 1310-19 (companies engaged in oil and gas exploration and production operations) actively traded on NASDAQ during the comparative term. The list of comparative companies is available to shareholders directly from CRSP or may be obtained at no cost from the Company by writing the Company or telephoning (210) 496-5300 and requesting the information.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

400
350
300
250
200
150
100
50
0
DOLLARS INVESTED
Dec-97
Dec-98
Dec-99
Dec-00
Dec-01
Dec-02
Company Index
Market Index
Peer Index

Date	Company Index	Market Index	Peer Index

12/31/98	50	141	49
12/31/99	97	262	50
12/31/00	147	158	104
12/31/01	106	125	78
12/31/02	149	87	78

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          Compensation Committee Interlocks and Insider Participation. There are no interlocks between the members of the Board of Directors and other corporations nor any material transactions between the Company and such members.

          Summary Compensation Information. The following table contains certain information for each of the calendar and fiscal years ended as indicated with respect to the chief executive officer and those executive officers of the Company as to whom the total annual salary and bonuses exceed $100,000:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonuses	Other Annual Compensation	All Other Compensation

James E. Sigmon	12/31/02	$204,697	$ 8,750	(1) $265,354	$393
President & CEO	12/31/01	201,250	8,750	(1) 204,715	592
12/31/00	175,000	14,583	(1) 179,374	402

Roberto R Thomae	12/31/02	126,669	5,625	-0-	177
CFO & Secretary/	12/31/01	111,250	4,792	-0-	237
Treasurer	12/31/00	100,000	8,333	-0-	161

(1)	Represents income from overriding royalty interests.

OPTION GRANTS IN LAST FISCAL YEAR

Name	# Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	Grant Date Value

There were no option grants in the last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

Name	# Shares Exercised	Value Realized	Number of Unexercised Options/SARs Exercisable Unexercisable	Value of Unexercised Options/SARs Exercisable Unexercisable	(1)

James E. Sigmon (2)	N/A	N/A	400,000	300,000	$279,500	$256,500
Roberto R. Thomae	N/A	N/A	150,000	25,000	111,250	500

(1)	Value of unexercised options calculated as the difference in the stock price at period end and the option price.

(2)

400,000 of Mr. Sigmon's unexercised options were exercisable as of December 31, 2002, and the remaining 300,000 options vest and are exercisable in specified amounts upon the Company's common stock attaining the following price levels: 100,000 shares at $10.00; 100,000 shares at $12.50; and 100,000 shares at $15.00.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)

(a)	(b)	(c)
Equity compensation plans approved by security holders	1,463,000	$2.49	99,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	1,463,000	$2.49	99,000

Employment Agreement. During fiscal 2001 the Company amended an employment agreement with its President, Mr. James E. Sigmon, which set his salary at a minimum of $210,000 annually. During fiscal 2000, Mr. Sigmon's salary was $175,000. In 1996, under the terms of the employment agreement, Mr. Sigmon was granted a one percent (1%) overriding royalty interest in all oil and gas leases acquired by the Company during his term as President, proportionately reduced to the Company's interest in such leases. Mr. Sigmon's Employment Agreement is terminable upon ninety days notice but his right to the overriding royalty interest is vested and cannot be terminated.

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PROPOSAL II -- AMEND 1995 FLEXIBLE INCENTIVE PLAN

          In the 1995 Annual Meeting, shareholders of the Company adopted and approved the 1995 Flexible Incentive Plan (the "Plan"). The purposes of the Plan are to enable the Company to attract, motivate and retain highly talented officers, directors, managers and other key employees by enabling the Company to make awards that recognize the creation of long-term value for the Company's shareholders and promote the continued growth and success of the Company. To accomplish this purpose, the Plan provides for the granting to eligible persons of stock options, stock appreciation rights, restricted stock, performance awards, performance stock, dividend equivalent rights or combinations thereof.

          At the plan's inception, no more than 400,000 shares of Common Stock could be issued by the Company with respect to awards granted under the Plan. This 400,000-share limitation was written into the Plan in 1995 to conform with securities industry guidelines specifying that shares available for issuance under an issuer's stock option plan not exceed ten percent (10%) of the issuer's issued and outstanding common stock. Due to the Company's growth through 2001, the Plan has been amended by shareholder vote in 1999 and again in 2001, raising the current share limitation to 1,700,000 shares with respect to awards grantable under the plan, as the Company had approximately 17,471,000 shares of Common Stock issued and outstanding at the end of 2001. Since 1999 the number of Company employees, including management, has grown from 12 full time staff members to 35 employees in early 2003. Due to the increased capitalization and continued growth of the Company to date, the Company now has approximately 20,009,000 shares of Common Stock issued and outstanding. Accordingly, the Company can now increase shares available for award under the Plan in conformity with current securities industry guidelines and practices.

     The Board of Directors unanimously recommends that the shareholders approve an amendment to the Plan to increase by 300,900 from the current limit of 1,700,000 to 2,000,900 the maximum number of shares that may be issued with respect to awards to eligible persons under the Plan. Section 4.1 of the Plan presently reads as follows:

4.1   Limitations. The maximum number of Shares that may be issued with respect to Awards under the Plan shall not exceed 1,700,000 unless such maximum shall be increased or decreased by reason of changes in capitalization of the Company as hereinafter provided. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

This proposed amendment would simply change the number "1,700,000" to "2,000,900" in Section 4.1 of the Plan.

     The Board of Directors believes this amendment to be in the best interest of the Company and its shareholders. Due to the expansion and success of the Company since 2001, the number of persons eligible to receive awards under the Plan has increased significantly.The Company's ongoing needs for highly experienced and skilled personnel remain unabated and are unlikely to diminish in the foreseeable future. The Board of Directors believes the future availability of additional shares authorized for issuance in connection with awards under the Plan are essential to retain existing staff and attract new personnel.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL II

FOR THE ADOPTION OF THE AMENDMENT TO THE 1995 FLEXIBLE INCENTIVE PLAN TO INCREASE

TO 2,000,900 THE MAXIMUM NUMBER OS SHARES OF COMMON STOCK THAT MAY BE ISSUED WITH

RESPECT TO AWARDS UNDER THE PLAN.

PROPOSAL III -- AMEND 1995 FLEXIBLE INCENTIVE PLAN

          As described above in Proposal II, the Company has sought and obtained shareholder approval on three previous occasions, adopting and subsequently amending upward the number of shares available for award to eligible persons under the 1995 Flexible Incentive Plan (the "Plan"). Previous increases in the number of shares available for award under the Plan were commensurate with the increased capitalization of the Company at the time, and were specifically limited to not exceed an amount equal to ten percent (10%) of the total number of issued and outstanding shares at any point in time. Based on the Company's recent history, ongoing dynamic growth in capitalization as well as employment levels could be expected. The Board of Directors believes the adoption of an amendment allowing for an automatic increase in the total number of shares available for award, including a ten percent (10%) aggregate limit, will provide a significant and timely degree of flexibility in the ongoing administration of the Company's compensation program and in conformity with securities industry guidelines. This alternative amendment will also serve to ensure a consistent source of shares necessary to promote the recruitment, motivation and retention of high-quality officers, directors, managers and employees. It is recommended that the Shareholders adopt an amendment to the Company's 1995 Flexible Incentive Plan (the "Plan") to provide for automatic adjustments to the number of shares authorized for issuance under the Plan based upon the number of the then outstanding shares of the Company's stock.

11

Approval of this amendment will necessarily supercede and preclude implementation of the amendment set forth in the preceding Proposal II, if approved.

This proposed amendment would change Section 4.1 of the Plan to read in its entirety as follows:

4.1 Limitations. The maximum number of Shares that may be issued with respect to Awards under the Plan shall be ten percent (10%) of the total number of the then issued and outstanding Shares (rounded downward, if necessary, to eliminate fractional shares) of the Company. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL III

FOR THE ADOPTION OF THE AMENDMENT TO THE 1995 FLEXIBLE INCENTIVE PLAN TO PROVIDE

FOR AUTOMATIC ADJUSTMENTS TO THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER

THE PLAN BASED UPON AND LIMITED TO NO MORE THAN TEN PERCENT (10%) OF THE NUMBER OF

THEN OUTSTANDING SHARES OF THE COMPANY'S STOCK.

PROPOSAL IV -- RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has appointed Akin, Doherty, Klein & Feuge, P.C. ("Akin Doherty") as independent certified public accountants for the Company for calendar year 2003. Akin Doherty has acted in the same capacity since 1995.

          A representative of Akin Doherty is expected to attend the Meeting, will have the opportunity to make a statement if he decides to do so, and will be available to answer questions. Although law does not require the submission of this matter to the shareholders, the Board of Directors will reconsider its selection of independent accountants if this appointment is not ratified by the shareholders. Ratification will require the affirmative vote of the majority of the shares of Common Stock represented at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE

RATIFICATION OF THE AUDITORS.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

          It is anticipated that the 2004 Annual Meeting of Shareholders will be held on May 31, 2004. Proposals of shareholders intended to be presented at the 2004 Annual Meeting must be received in writing by the Secretary of the Company at its principal offices, 500 North Loop 1604 East, Suite 250, San Antonio, Texas, 78232, not later than December 31, 2003.

OTHER MATTERS

          No other business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies in the accompanying proxy will vote or refrain from voting for other persons in their place in what they consider the best interests of the Company.

The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Roberto R. Thomae

Chief Financial Officer
Secretary and Treasurer
Vice President-Finance

April 15, 2003
San Antonio, Texas

          STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OWNED, TO VOTE BY TELEPHONE, INTERNET OR TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS GREATLY APPRECIATED.

12

FRONT SIDE OF PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

THE EXPLORATION COMPANY OF DELAWARE, INC.

Stephen M. Gose, Jr., Michael J. Pint, Robert L. Foree, Jr., Alan L. Edgar, James E. Sigmon and Thomas H. Gose or any of them, with power of substitution of each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of The Exploration Company, to be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas, on Friday, May 30, 2003, at 10:00 A.M. and any adjournment thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

SEE REVERSE SIDE		SEE REVERSE SIDE

BACK SIDE OF PROXY CARD

[X] Please mark votes as in this example.

This proxy will be voted as you direct below. In the absence of such direction, it will be voted FOR all of the Directors and FOR each of the Proposals below.

1. To elect two nominees as Class B Directors:

Nominees: Stephen M. Gose, Jr. and Mr. Alan L. Edgar

FOR [ ] WITHHELD [ ]

[ ] _______________________________________
For all nominees except as noted above

2. Proposal to amend the Company's 1995 Flexible Incentive Plan to increase by 300,900 the maximum number of shares of Common Stock that may be issued with respect to awards under the Plan.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

3.     Proposal to amend the Company's 1995 Flexible Incentive Plan to provide for automatic adjustments to the         number of shares authorized for issuance limited to a fixed percentage of the number of the then outstanding         shares of the Company's stock.

FOR [ ] AGAINST [ ] ABSTAIN [ ]

4.     Proposal to Ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. certified public accountants, as independent auditors for the Company and its subsidiaries for the calendar year ending December 31, 2003; and

FOR [ ] AGAINST [ ] ABSTAIN [ ]

5. To transact any other business as properly may come before the meeting or any adjournment thereof.

PLEASE DO NOT FOLD OR MUTILATE THIS CARD.

NOTE: Please sign exactly as name appears. Joint owners should each sign. Executor, Administrator, or Guardian, please give full title as such. If signer is a corporation, please sign with the full corporation name by duly authorized officer or officers.

SIGNATURE:_______________________ DATE:___________________________

SIGNATURE:_______________________ DATE:___________________________